                                                   Registration No. __________
    As filed with the Securities and Exchange Commission on December 3, 1998
 ------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933

                               SAXTON INCORPORATED
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                           Nevada                             88-0223654
              -----------------------------             --------------------
              (State or other jurisdiction of               (IRS Employer
               incorporation or organization)            Identification No.)

            5440 West Sahara Avenue, Third Floor               89146
          ---------------------------------------            ----------
          (Address of Principal Executive Offices)           (Zip Code)

                     Management Stock Option Incentive Plan
                                       and
                     Non-Employee Director Stock Option Plan
                     ---------------------------------------
                            (Full title of the plans)

                                 James C. Saxton
          5440 West Sahara Avenue, Third Floor, Las Vegas, Nevada 89146
                                 (702) 221-1111
          -------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                        Copy to: Theodore H. Latty, Esq.
                            Hughes Hubbard & Reed LLP
                             350 South Grand Avenue
                           Los Angeles, CA 90071-3442

                         CALCULATION OF REGISTRATION FEE

                                                                       Proposed
                                                  Proposed              maximum           Amount of
  Title of securities       Amount to be      maximum offering    aggregate offering    registration
    to be registered       registered(1)       price per share           price               fee
------------------------- -----------------  -------------------- -------------------- ----------------
Common Stock, par value
     $.001 per share       359,750 shares(2)     $8.25(3)            $2,967,938            $825

------------------------------------------------------------------------------------------------------
Common Stock, par value
     $.001 per share        3,000 shares(4)      $7.5625(5)          $22,688(5)            $6
------------------------------------------------------------------------------------------------------

Common Stock, par value
     $.001 per share      140,250 shares(6)      $6.8125(7)          $955,453(7)           $266
------------------------------------------------------------------------------------------------------

Common Stock, par value
     $.001 per share      47,000 shares(8)       $6.8125(7)          $320,188(7)           $ 89
------------------------------------------------------------------------------------------------------
                                                                 Total Registration Fee
                                                                                           $1,186

                                                                  (see footnotes on following page)

FOOTNOTES

    (1) This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to stock splits, stock dividends, or similar transactions.

    (2) Represents the 359,750 shares of Registrant's Common Stock underlying stock options issued under the Registrant's Management Stock Option Incentive Plan at September 30, 1998.

    (3) Represents the maximum exercise price of the outstanding stock options described in note (2) above.

    (4) Represents the 3,000 shares of Registrant's Common Stock underlying stock options issued under the Registrant's Non-Employee Director Option Plan.

    (5) Represents the average exercise price of the outstanding stock options described in note (4) above.

    (6) Represents the 140,250 shares of Registrant's Common Stock underlying additional stock options available for issuance under the Registrant's Management Stock Option Incentive Plan at September 30, 1998.

    (7) The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The registration fee is based on a price of $6.8125 per share, which is the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq/National Market on December 2, 1998.

    (8) Represents the 47,000 shares of Registrant's Common Stock underlying additional stock options available for issuance under the Registrant's Non-Employee Director Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT




Item 3.  Incorporation of Documents by Reference

               The following documents filed by Saxton Incorporated (the "Company") under the Securities Exchange Act of 1934 are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

               (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997; and

               (c) The description of the Company's Common Stock contained in the Company's registration statement therefor and subsequent amendments thereof.

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.


Item 4.  Description of Securities

               Not applicable.


Item 5.  Interests of Named Experts and Counsel

               Not applicable.


Item 6.  Indemnification of Directors and Officers

               Section 78.751 of the Nevada General Corporation Law (the "GCL") and Article VIII of the Bylaws of the Company contain provisions for indemnification of officers and directors of the Company. Section 78.751 of the GCL also contains provisions permitting the indemnification of employees and agents of the Company. The provisions of the Bylaws permit the Company to indemnify officers and directors to the full extent permitted under law. Each person will be indemnified in any proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Company. Indemnification would cover expenses including attorneys' fees, judgments, fines and amounts paid in settlement. The Company has also entered into separate indemnification agreements with certain of its officers and directors. These indemnification agreements are separate and independent of the indemnification rights under the Bylaws and are irrevocable.

               The Company's Articles of Incorporation eliminate each director's and officer's liability to the Company or its stockholders for damages for breach of fiduciary duty except for (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law or (ii) the payment of dividends in violation of Section 78.300 of the GCL.


Item 7.  Exemption from Registration Claimed

               Not applicable.

Item 8.  Exhibits

Number       Description                              Method of Filing
------       -----------                              ----------------
4.1          Articles of Incorporation of the         Filed as Exhibit 3.1 to the Company's
             Company                                  Registration Statement on Form S-1,
                                                      No. 333-23927, which became effective
                                                      on June 24, 1997
                                                      (the "Form S-1")
4.2          Bylaws of the Company, as amended        Filed as Exhibit 3.3 to the Form S-1.
4.3          Saxton Incorporated Management Stock     Filed as Exhibit 10.2 to the Form S-1.
             Option Incentive Plan
4.4          Saxton Incorporated Non-Employee         Filed as Exhibit 10.3 to the Form S-1.
             Director Stock Option Plan
5.1          Opinion of Hughes Hubbard & Reed LLP     Filed herewith
23.1         Consent of KPMG Peat Marwick LLP         Filed herewith
23.2         Consent of Hughes Hubbard & Reed LLP     Included in Exhibit 5.1
24.1         Powers of Attorney                       Filed herewith

Item 9.  Undertakings

     (a) The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 2nd day of December, 1998.

                               SAXTON INCORPORATED


                               By: /s/ James C. Saxton
                                  ---------------------------------------------
                                  Name:  James C. Saxton
                                  Title:  President and Chief Executive Officer


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 2nd day of December, 1998.


Signature                           Capacity
--------                            ---------
 /s/    James C. Saxton             President, Chief Executive Officer and
 ---------------------------        Chairman of the Board of Directors
        James C. Saxton             (Principal Executive Officer)


 /s/    Kirk Scherer                Chief Financial Officer (Principal
 ---------------------------        Financial and Accounting Officer)
        Kirk Scherer


 /s/    Timothy J. Adams
 ---------------------------        Director
        Timothy J. Adams

 /s/    Marc Hechter
---------------------------         Director
        Marc Hechter

 /s/    Michele Saxton-Pori
---------------------------         Director
        Michele Saxton-Pori

 /s/    Douglas W. Hensley
 ---------------------------        Director
        Douglas W. Hensley


Signature                           Capacity
--------                            ---------

 /s/    Paul Eisenberg
 ---------------------------        Director
        Paul Eisenberg

 /s/    Bernard J. Mikell, Jr.
 ---------------------------        Director
        Bernard J. Mikell, Jr.

 /s/    Robert L. Seale
 ---------------------------        Director
        Robert L. Seale

                                  EXHIBIT INDEX

Number       Description                              Method of Filing
-----        -----------                              ----------------
4.1          Articles of Incorporation of the         Filed as Exhibit 3.1 to the Company's
             Company                                  Registration Statement on Form S-1,
                                                      No. 333-23927, which became effective
                                                      on June 24, 1997 (the "Form S-1")
4.2          Bylaws of the Company, as amended        Filed as Exhibit 3.3 to the Form S-1.
4.3          Saxton Incorporated Management Stock     Filed as Exhibit 10.2 to the Form S-1.
             Option Incentive Plan
4.4          Saxton Incorporated Non-Employee         Filed as Exhibit 10.3 to the Form S-1.
             Director Stock Option Plan
5.1          Opinion of Hughes Hubbard & Reed LLP     Filed herewith
23.1         Consent of KPMG Peat Marwick LLP         Filed herewith
23.2         Consent of Hughes Hubbard & Reed LLP     Included in Exhibit 5.1
24.1         Powers of Attorney                       Filed herewith
